                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         MADISON BANCSHARES GROUP, LTD.
                (Name of Registrant as Specified in Its Charter)
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         MADISON BANCSHARES GROUP, LTD.
                              MADISON BANK BUILDING
                            1767 SENTRY PARKWAY WEST
                          BLUE BELL, PENNSYLVANIA 19422

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

                                -----------------


TO OUR SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN THAT the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Madison Bancshares Group, Ltd. (the "Corporation") will be held on May 20, 1997 at 3:00 p.m., prevailing local time, at Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, PA 19422 to consider and act upon:

               1. The election of four (4) Class I Directors to serve until the Annual Meeting of Shareholders in 2000;

               2.   The adoption of the Corporation's 1997 Stock Option Plan;

               3. The ratification of the selection of Deloitte & Touche LLP as the Corporation's auditors for the 1997 fiscal year; and,

               4. The transaction of such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

               Shareholders of record of the Corporation at the close of business on April 9, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

               All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly to the Corporation in the enclosed envelope, which requires no postage if mailed in the United States. At any time prior to their being voted, your proxy is revocable by delivering written notice to the Corporation in accordance with the instructions set forth in the Proxy Statement or by voting at the Annual Meeting in person.

               PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


April 18,  1997

                                                    /s/ Philip E. Hughes, Jr.
                                                    -------------------------
                                                    Philip E. Hughes, Jr.
                                                    Secretary

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

PROXY STATEMENT.................................................................................................-1-
               General Information..............................................................................-1-
               Voting and Revocability of Proxies...............................................................-1-
               Solicitation of Proxies..........................................................................-1-
               Voting Securities and Holders Thereof............................................................-2-
               Shareholder Proposals for the 1998 Annual Meeting................................................-2-
               Nominations for Directors for the 1998 Annual Meeting............................................-2-
               COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.............................-2-

ELECTION OF DIRECTORS...........................................................................................-4-
               Information Concerning Nominees and Continuing Directors.........................................-4-
               Nominees and Continuing Directors................................................................-4-
               NOMINEES.........................................................................................-4-
                      Class I Directors.........................................................................-4-
               Continuing Directors.............................................................................-5-
                      Class II Directors........................................................................-5-
                      Class III Directors.......................................................................-6-

VOTING SECURITIES AND PRINCIPAL HOLDERS.........................................................................-7-
               Security Ownership of Management and Beneficial Owners...........................................-7-
               Board Committees.................................................................................-8-
               Executive Committee..............................................................................-8-
               Audit Committee..................................................................................-8-
               Executive Compensation/Stock Option Committee....................................................-8-

EXECUTIVE COMPENSATION; RELATED PARTY TRANSACTIONS; AND
               CERTAIN INFORMATION CONCERNING OFFICERS..........................................................-9-
               Executive Compensation...........................................................................-9-
               SUMMARY COMPENSATION TABLE.......................................................................-9-
               Employment Agreements...........................................................................-10-
               Related Party Transactions......................................................................-11-
               Other Officers..................................................................................-12-

PROPOSAL II - ADOPTION OF THE CORPORATION'S 1997 STOCK OPTION PLAN.............................................-13-
               Description of the Plan.........................................................................-13-
                      General..................................................................................-13-
                      Administration...........................................................................-13-
                      Stock Options............................................................................-13-
                      Amendments...............................................................................-14-
                      Federal Income Tax Consequences..........................................................-14-
                      Section 162(m)...........................................................................-14-
                      New Plan Benefits and Future Plan Benefits...............................................-15-
               Voting Required For Approval....................................................................-15-
               RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS..........................................-15-

PROPOSAL III - PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS
               INDEPENDENT PUBLIC ACCOUNTANT...................................................................-16-
               RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS..........................................-16-

OTHER MATTERS  ................................................................................................-17-


                         MADISON BANCSHARES GROUP, LTD.
                              MADISON BANK BUILDING
                            1767 SENTRY PARKWAY WEST
                          BLUE BELL, PENNSYLVANIA 19422

                                -----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 20, 1997

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------


               General Information

               This Proxy Statement has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Madison Bancshares Group, Ltd. (the "Corporation") of proxies in the enclosed form for use at the Annual Meeting of Shareholders of the Corporation to be held on May 20, 1997 at 3:00 p.m., prevailing local time, at the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, PA 19422, and at any adjournment or postponement thereof. (Such meeting and any adjournment or postponement thereof will be hereinafter referred to as the "Annual Meeting.") This Proxy Statement is being first given or sent to Shareholders of the Corporation on or about April 18, 1997.

               Voting and Revocability of Proxies

               Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein, FOR the adoption of the proposal to approve the Corporation's 1997 Stock Option Plan (the "1997 Plan") and FOR the ratification of the selection of Deloitte & Touche LLP as the Corporation's outside auditors described in this Proxy Statement in the manner stated in the accompanying proxy. As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business properly comes before the Annual Meeting, the persons designated in the enclosed proxy will vote on such business in accordance with the direction of the Board of Directors.

               Any shareholder who executes and returns a proxy may revoke it at any time before it is exercised by (i) delivering to E. Cheryl Hinkle, Assistant Secretary of the Corporation, at the principal executive offices of the Corporation at 1767 Sentry Parkway West, Blue Bell, PA 19422, either an instrument revoking the proxy, or a duly executed proxy bearing a later date, or
(ii) by attending the Annual Meeting and voting in person.

               Solicitation of Proxies

               The enclosed proxy is being solicited by the Board of Directors of the Corporation for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Corporation. Proxies may be solicited in person or by mail, telephone, telegram, mailgram or other means by directors, officers, employees and management of the Corporation; however, such persons will not receive any fees for such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by them, and such custodians may be reimbursed for their expenses.

               Voting Securities and Holders Thereof

               As of the close of business on April 9, 1997, the record date for voting at the Annual Meeting, the Corporation had 1,044,033 shares of Common Stock outstanding, par value $1.00 per share (the "Common Stock"), held by approximately 302 shareholders of record. The actual number of beneficial holders of the Corporation's Common Stock is believed to be higher. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the date hereof, there are no other classes of the Corporation's capital stock issued or outstanding.

               Shareholder Proposals for the 1998 Annual Meeting

               Any stockholder who intends to present a proposal for consideration at the Corporation's 1997 Annual Meeting of stockholders must, on or before December 19, 1997, submit his proposal to the Corporation and notify the Corporation that he intends to appear personally at the 1998 Annual Meeting to present his proposal in order to have the Corporation consider the inclusion of such proposal in the Corporation's 1998 Proxy Statement and form of proxy relating to the 1998 Annual Meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for information concerning the content and form of such proposal and the manner in which such proposal must be made.


               Nominations for Directors for the 1998 Annual Meeting

               Nominations for election to the Board of Directors at the 1998 Annual Meeting may be made only in writing by a Shareholder entitled to vote at the 1998 Annual Meeting of Shareholders. Such nominations must be sent to the Chairman or President of the Corporation at the following address: Madison Bancshares Group, Ltd., 1767 Sentry Parkway West, Blue Bell, Pennsylvania 19422. Nominations for the 1998 Annual Meeting must be received not less than 14 days nor more than 50 days prior to the date of the 1998 Annual Meeting. To the extent known by the nominating Shareholder, the nomination shall contain (i) the name and address of the nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (iv) the name and residence of the nominating Shareholder; and, (v) the number of shares of the Corporation's capital stock owned by the nominating Shareholder. In the event that less than twenty-one days notice of the 1998 Annual Meeting is given to Shareholders, Shareholder nominations to the Board of Directors shall be mailed or delivered to the Chairman or President of the Corporation not later than the close of business on the seventh day following the date on which the notice of the Annual Meeting was mailed to Shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Exchange Act requires the Corporation's directors, certain of its officers and persons who own more than ten percent of the Corporation's Common Stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

               Based on the Corporation's review of the copies of these reports received by it, and representations received from Reporting Persons, the Corporation believes that all filings required to be made by the Reporting Persons for the period January 1, 1996 through December 31, 1996 were made on a timely basis except that one report was not filed by Alan T. Schiffman, a director of the Corporation.

               The Corporation will provide, without charge, to each person or shareholder, upon written request of any such person, a copy of the Corporation's 1996 Annual Report on Form 10-KSB, including any exhibits thereto and the Financial Statements thereto. Any such request shall be delivered to E. Cheryl Hinkle, Assistant Secretary, Madison Bancshares Group, Ltd., 1767 Sentry Parkway West, Blue Bell, PA 19422.

                              ELECTION OF DIRECTORS


               Information Concerning Nominees and Continuing Directors

               The Corporation's By-Laws provide for the classification of Directors into three classes, as nearly equal in number as possible, with approximately one-third of the Directors to be elected annually for three-year terms. At the Annual Meeting, there will be four (4) persons elected as Class I Directors, for terms expiring in 2000. All four (4) of the persons nominated for election as Class I Directors are presently serving as Directors of the Corporation.

               At each annual meeting subsequent to the Annual Meeting, one class of Directors will be elected for a 3-year term, with Class III Directors to be elected in 1998 and Class II Directors to be elected in 1999.

               Nominees and Continuing Directors

               Set forth below is certain information with respect to each of the nominees for election to the Board of Directors at the Annual Meeting as well as each of the other continuing Directors, including name, age, the period during which such person has served as a Director of the Corporation, such person's principal occupation and employment during the past five years and the amount and percentage of the Corporation's Common Stock (based upon 1,044,033 shares of Common Stock issued and outstanding as of April 9, 1997) beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange Act) by such person as of April 9, 1997. It is the intention of the persons named in the accompanying form of proxy to vote for all those nominees listed below.

               Each of the persons listed below as nominees has agreed to be named as a nominee for Director in this Proxy Statement and has consented to serve as a Director if elected. The Corporation expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend. It is presently anticipated that each person elected as a Director of the Corporation at the Annual Meeting, will be elected by the Corporation as a Director of the Corporation's wholly-owned subsidiary, The Madison Bank (the "Bank"), following the Annual Meeting.

NOMINEES

Class I Directors:

               Gary E. Daniels, age 43, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Daniels also serves as a member of the Corporation's Audit and Executive Compensation/Stock Option Committees. Mr. Daniels is President of Creative Financial Group Ltd., a full service financial planning firm, and is a Chartered Life Underwriter and Chartered Financial Consultant. Mr. Daniels is the founder of the Creative Financial Charitable Foundation, which sponsors the Variety Club of Philadelphia and other charitable institutions.

               Philip E. Hughes, Jr., age 48, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Hughes also serves as Secretary/Treasurer and Chief Financial Officer of the Corporation, Vice Chairman and Treasurer of the Bank and a member of the Executive and Executive Compensation/Stock Option Committee. Mr. Hughes is an attorney at law, a certified public accountant and Director of Taxation of Schiffman Hughes Brown, a regional certified public accounting firm. Mr. Hughes serves on the Board of the Philadelphia Senior Center and formerly served on the Board of Trustees of LaSalle University and Chairman of the board of Trustees of the Roxborough YMCA.

               Kathleen A. Kucer, M.D., age 45, has been a Director of the Corporation since 1988 and the Bank since 1989. Dr. Kucer also serves as a member of the Executive and Audit Committees. Dr. Kucer is Chairman of the Department of Dermatology at Grandview Hospital and the author of scholarly articles on the subject of Dermatology. Dr. Kucer conducts skin cancer prevention screenings for the Grand View Community and is an active participant in Norristown's Habitat for Humanity projects.

               Blaine W. Scott, III, age 70, has been a Director of the Corporation since 1988 and the Bank since 1989. Mr. Scott also serves as a member of the Corporation's Executive, Audit and Executive Compensation/Stock Option Committees. Mr. Scott is President of International Medical Insurance Services, Ltd. And President and Chief Executive Officer of Upper Merion Investment Corporation, a real estate and restaurant management company. Mr. Scott is also Secretary/Treasurer and Chief Financial Officer of Baron's Inne. Mr. Scott was formerly a Trustee of Valley Forge Military Academy and College and Temple University and a member of the Pennsylvania Republican State Committee. Mr. Scott is a Director Emeritus of the King of Prussia Chamber of Commerce.

Continuing Directors

Class II Directors:

               Peter DePaul, age 69, has served as a Director of the Corporation since 1988 and the Bank since 1989. Since March 25, 1996, he has served as Chairman of the Board of Directors of the Corporation and since April 11, 1996, as President and Chief Executive Officer of the Corporation and Chairman of the Bank. Mr. DePaul also serves as a member of the Corporation's Executive, Audit and Executive Compensation/Stock Option Committees. Mr. DePaul is the Managing Partner of the DePaul Group of Companies, headquartered in Blue Bell, Pennsylvania, specializing in the real estate, construction, health care and hospitality industries. In addition, Mr. DePaul serves on the Board of Trustees of Temple University, the Board of Directors of the Philadelphia Heart Institute of Presbyterian Hospital and the Board of Directors of Independence Blue Cross.

               Arnold M. Katz, age 57, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Katz also serves as a member of the Corporation's Executive Committee. Mr. Katz is President of Brokerage Concepts, Inc., a distributor of life and health insurance. Mr. Katz is Chairman of the Board of Brokers Service, Inc. and the president of several companies in the life and health insurance field. Mr. Katz serves as a member of the executive committee of the Police Athletic League, the Board of Trustees of Albert Einstein Health Care Foundation and the Golden Slipper Foundation.

               Lorraine C. King, M.D., age 55, has served as a Director of the Corporation since 1988 and the Bank since 1989. Dr. King serves as a member of the Audit and Executive Compensation/Stock Option Committees. Dr. King specializes in the field of reproductive endocrinology and infertility and is President of L.C. King M.D., P.C. and Diagnostic Endocrinology Associates. Dr. King is a member of the Philadelphia College of Physicians and an Associate of Professor of OB/GYN. Dr. King is also a staff physician at Thomas Jefferson University Hospital and the author of scholarly articles on the subject of reproductive endocrinology.

               Michael O'Donoghue, age 54, has served as a Director of the Corporation and the Bank since 1991. Mr. O'Donoghue serves as Chairman of the Audit Committee, member of the Executive Committee and Executive Compensation/Stock Option Committee. Mr. O'Donoghue is a senior partner in the law firm of Wisler, Perlstein, Talone, Craig, Garity and Potash located in Blue Bell, Pennsylvania. Mr. O'Donoghue serves as a member of the Board of Directors of the Southeastern Pennsylvania Transportation Authority (SEPTA). Mr. O'Donoghue formerly served on the Board of Directors of the Montgomery County Bar Association and as editor of the Montgomery County Law Reporter.

Class III Directors:

               Vito A. DeLisi, age 48, has served as a Director and Executive Vice President of the Corporation since 1988 and President and Chief Executive Officer of the Bank since 1989. Mr. DeLisi also serves as chairman of the Executive Committee.

               John P. Horton, age 72, has served as a Director of the Corporation since 1988 and the Bank since 1989. Dr. Horton is chairman of the Executive Compensation/Stock Option Committee and serves as a member of the Executive and Audit Committees. Dr. Horton is President of Rokalor, Inc., a management consulting firm and a Director of Versar, Inc., a public company which provides consulting services to hazardous waste facilities. Dr. Horton formerly served as Chairman of the Clean Air Council of New Jersey and Assistant Administrator of the United States Environmental Protection Agency.

               Francis R. Iacobucci, age 67, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Iacobucci also serves as a member of the Executive Compensation/Stock Option Committee. Mr. Iacobucci is President and co-founder of the Iacobucci Organization and Consolidated Carpenters, Inc., builder of residential housing and commercial and industrial complexes.

               Donald J. Reape, age 59, has been a Director of the Corporation and the Bank since 1994. Mr. Reape is President of Donald J. Reape and Associates, a real estate company specializing in appraisals, mortgage banking and development.

               Alan T. Schiffman, age 55, has been a Director of the Corporation since 1988 and the Bank since 1989. Mr. Schiffman was formerly Chairman, President and Chief Executive Officer of the Corporation and Chairman of the Bank. Mr. Schiffman is the President of Schiffman Hughes Brown, certified public accountants.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Management and Beneficial Owners

               The following table sets forth information as of April 9, 1997 with respect to the shares of the Corporation's Common Stock beneficially owned by each director and executive officer of the Corporation and by all directors and executive officers as a group. Except as disclosed by the table, there are no other entities or persons known to the Corporation to be the beneficial owner of more than five (5%) percent of the shares of the Corporation's Common Stock (based on 1,044,033 shares of the Corporation's Common Stock outstanding as of April 9, 1997).


                                                         Shares Beneficially                  Percentage of
Name                                                          Owned (1)                         Class (1)
----                                                          ---------                         ---------
Gary E. Daniels (2)                                               11,994                           1.1%
Vito A. DeLisi (3)                                                63,285                           5.8%
Peter D. DePaul (4)                                               99,708                           9.5%
John P. Horton (5)                                                 8,727                            *
Philip E. Hughes, Jr. (6)                                         25,585                           2.4%
Francis R. Iacobucci (7)                                          20,430                           2.0%
Arnold M. Katz (8)                                                35,613                           3.4%
Lorraine C. King, M.D. (9)                                        18,918                           1.8%
Kathleen A. Kucer, M.D. (10)                                      13,917                           1.3%
Michael O'Donoghue                                                 6,559                            *
Donald J. Reape                                                   15,115                           1.5%
Alan T. Schiffman (11)                                           112,898                          10.5%
Blaine W. Scott, III (12)                                          9,993                            *
All Directors as a group
(13 persons ) (13)                                               442,742                          38.0%
All Directors and officers as a group
(15 persons) (14)                                                453,043                          38.5%


*    less than one (1%) percent.
(1)  Calculated in accordance with Rule 13d-3 of the Exchange Act.
(2) Includes 4,144 immediately exercisable warrants to purchase shares of the Corporation's Common Stock ("Warrants").
(3) Includes 51,078 immediately exercisable options to purchase shares of the Corporation's Common Stock ("Options").
(4) Includes 8,716 immediately exercisable Warrants. Mr. DePaul is the brother-in-law of Mr. O'Donoghue.

(5)  Includes 877 immediately exercisable Warrants.
(6)  Includes 3,565 immediately exercisable Warrants.
(7)  Includes 5,286 immediately exercisable Warrants.
(8)  Includes 4,225 immediately exercisable Warrants.
(9)  Includes 3,774 immediately exercisable Warrants.
(10) Includes 2,428 immediately exercisable Warrants.
(11) Includes 34,328 immediately exercisable Options and Warrants.
(12) Includes 2,633 immediately exercisable Warrants.
(13) Includes 121,054 immediately exercisable Options and Warrants.
(14) Includes 131,355 immediately exercisable Options and Warrants.

               Board Committees

               The Corporation's Board of Directors has standing Executive, Audit and Executive Compensation/Stock Option committees.

               Executive Committee. The Executive Committee is composed of the following Directors: Messrs. DeLisi, (Chairman), DePaul, Horton, Hughes, Katz, O'Donoghue, Scott and Dr. Kucer. The Executive Committee is authorized by the entire Board of Directors to exercise all of the authority of the Board in the management of the Corporation between Board meetings, unless otherwise provided in the Corporation's by-laws. The Executive Committee held 12 meetings during 1996.

               Audit Committee. The Audit Committee is composed of the following independent Directors: Messrs. O'Donoghue (Chairman), Daniels, DePaul, Horton and Scott and Drs. King and Kucer. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Corporation's internal controls through periodic meetings with the Corporation's management and its independent auditors. The Audit Committee held 1 meeting during 1996.

               Executive Compensation/Stock Option Committee. The Executive Compensation/Stock Option Committee is composed of the following Directors:
Messrs. Horton (Chairman), DePaul, Iacobucci, Hughes, Scott, O'Donoghue, Katz and Drs. King and Kucer. The Compensation Committee provides general oversight in all employee personnel matters through periodic meetings with management of the Corporation. The Executive Compensation/Stock Option Committee held 2 meetings during 1996.

               The Corporation does not have a standing nominating committee.

               During 1996, the Corporation's Board of Directors held 14 meetings. [Of the continuing directors and nominees, one director, Kathleen A. Kucer, attended fewer than 75% of the aggregate number of meetings of the Board of Directors of the Corporation and the Bank and meetings of the committees on which such director served.]

             EXECUTIVE COMPENSATION; RELATED PARTY TRANSACTIONS; AND
                     CERTAIN INFORMATION CONCERNING OFFICERS

Executive Compensation

               The following table shows the annual compensation of the Chief Executive Officer of each of the Corporation and the Bank and the Bank's most highly compensated executive officers for the fiscal years 1996, 1995 and 1994.


                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                Annual Compensation                Compensation Awards
                                                -------------------                -------------------
                                                                               Securities       All other
                                                                               Underlying     Compensation
        Name & Principal        Year        Salary ($)      Bonus ($)         Options/SARs       ($) (i)
        ----------------        ----        ----------      ---------         ------------       -------
          Position (a)           (b)            (c)            (d)               (#) (g)
                                -----------------------------------------   --------------------------------
Vito A. DeLisi                     1996         $175,000          $50,000           0             $13,371(1)
Executive Vice President and       1995          175,000           55,000         3,000            11,382(2)
Director of the Corporation;       1994          175,000           26,000           0              11,215(3)
President, Chief Executive
Officer and Director of the
Bank

Thomas J. Coletti,                 1996         $102,300          $15,000           0              $2,446(4)
Executive Vice President of the    1995          102,300           16,500         4,000             1,790(5)
Bank                               1994          102,300            6,500           0               2,616(6)



(1) Includes $4,725 paid to Mr. DeLisi for his services as a director, $5,292 paid by the Bank for premium on life and disability insurance policies for the benefit of Mr. DeLisi and $3,354 contributed by the corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(2) Includes $3,900 paid to Mr. DeLisi for his services as a director, $5,292 paid by the Bank for premium on life and disability insurance policies for the benefit of Mr. DeLisi and $2,190 contributed by the corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(3) Includes $2,600 paid to Mr. DeLisi for his services as a director, $5,904 paid by the Bank for premiums on life and disability insurance policies for the benefit of Mr. DeLisi and $2,711 contributed by the Corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(4) Includes $296 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $2,150 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

(5) Includes $296 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $1,494 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

(6) Includes $296 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $2,320 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

No options were granted by the Corporation during 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


              (a)                         (b)                    (c)                             (d)
                                                                                     # of Securities Underlying
                                    Shares Acquired             Value             Unexercised Options at FY-End (#)
             Name                   on Exercise (#)         Realized ($)              Exercisable/Unexercisable
             ----                   ---------------         ------------              -------------------------
Vito A. DeLisi                              0                     0                            27,009
                                                                                               27,009
Thomas J. Coletti                           0                     0                             6,698
                                                                                               6,698/0



               During 1996, members of the Boards of Directors of the Corporation and the Bank were compensated at the following rates for their services:

               Per Board Meeting Attended                 $350
               Per Committee Meeting Attended             $250


               During 1996, an aggregate of $115,325 was paid to directors for their services. No director received more than $19,400.


               Employment Agreements

               Vito A. DeLisi. Mr. DeLisi's prior employment agreement expired on December 31, 1995. The Corporation and Mr. DeLisi have reached an agreement pursuant to which Mr. DeLisi will continue to serve as President of the Corporation and President and Chief Executive Officer of the Bank. Mr. DeLisi will continue to receive an annual base salary of $175,000, a car allowance, four (4) weeks of paid vacation, reimbursement of expenses reasonably incurred in the performance of his duties and life insurance in the face amount of $1,000,000. During the term of Mr. DeLisi's service with the Corporation and the Bank and for a further period of one (1) year following termination of such service, Mr. DeLisi will be prohibited from associating in any capacity (other than as a less than 5% shareholder or a customer) with any corporation or bank which competes with the Corporation and/or with the Bank in the counties of Philadelphia, Bucks, Montgomery, Delaware or Chester, Pennsylvania or in the areas of New Jersey or Delaware in which the Bank competes.

               In the event that Mr. DeLisi's services were terminated due to disability, he will be entitled to the continuation of his annual salary and/or the payment to him of benefits under any disability insurance policy up to the aggregate amount of $200,000. Mr. DeLisi has been granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 5% of the issued and outstanding Common Stock immediately prior to any merger or acquisition. Such options will only be exercisable by Mr. DeLisi in the event of such a merger or acquisition where the Corporation would not be the surviving entity (including, for this purpose, any change in the ownership of a majority of the Corporation's issued and outstanding Common Stock or a sale of all or substantially all of the Corporation's assets) (collectively, a "Change of Control") and his employment were terminated by him or the surviving entity failed to agree to retain his services for a period of one year following such Change of Control. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid by the surviving or acquiring entity. In addition, Mr. DeLisi would be entitled to receive a lump sum payment equal to the total compensation paid to him or earned by him for the twelve month period preceding the termination of his services to the Corporation, up to an aggregate amount of $200,000.

               Thomas J. Coletti. Mr. Coletti's prior employment agreement expired August 31, 1995. The Bank and Mr. Coletti have reached an agreement pursuant to which Mr. Coletti will continue to serve as Executive Vice President of the Bank at an annual salary of $102,300. Mr. Coletti has been granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 1% of the issued and outstanding Common Stock immediately prior to any Change of Control. Such options will only be exercisable in the event of a Change of Control and Mr. Coletti's employment were terminated by him or the surviving entity failed to agree to retain his services for a period of one year following such Change of Control. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid by the surviving or acquiring entity. In addition, Mr. Coletti would be entitled to receive a lump sum payment equal to one-half the total compensation paid to him or earned by him for the twelve month period preceding the termination of his services to the Corporation, up to an aggregate amount of $100,000.

               E. Cheryl Hinkle. Ms. Hinkle serves as Vice President, Assistant Secretary and Treasurer of the Corporation and Senior Vice President, Secretary and Treasurer of the Bank. Ms. Hinkle has been granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 1% of issued and outstanding Common Stock. Such options will only be exercisable in the event of a Change of Control and Ms. Hinkle's employment were terminated by her or the surviving entity failed to agree to retain her services for a period of one year following such Change of Control. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid by the surviving or acquiring entity. In addition, Ms. Hinkle would be entitled to receive a lump sum payment equal to one-half the total compensation paid to her or earned by her for the twelve month period preceding the termination of her services to the Corporation, up to an aggregate amount of $100,000.

               Related Party Transactions

               Except as set forth below, there are no other existing or proposed direct or indirect material transactions between the Corporation or the Bank and any of its officers, directors, promoters, or any associates of the foregoing, outside the ordinary course of the Bank's and the Corporation's business.

               An accounting firm of which Messrs. Schiffman and Hughes are principals provided services to the Corporation and the Bank during 1996 and was compensated for its services in the aggregate amount of approximately $3,585.

               Certain of the Directors, including Peter D. DePaul, and Philip
E. Hughes, Jr., executive officers of the Corporation, and Alan T. Schiffman, own the Madison Bank Building (the "Building") where the Corporation and the Bank have maintained their principal offices since 1989. The Corporation and the Bank were advised by an independent real estate firm at the outset of the lease for such principal office (the "Lease") that the Lease was on terms which are commercially reasonable and typical of those found for similar leases in the Blue Bell, Pennsylvania area. The Corporation currently leases approximately 12,481 square feet (including 3,381 square feet leased by the Corporation on February 1, 1996) on the first floor of the Building. The space is occupied by both the Corporation and the Bank and serves as the Bank's primary banking location. The space contains a banking area, lobby, operations center and a vault together with administrative and executive offices. The initial term of the Lease expired on August 31, 1994, and the Corporation exercised the first of two five year renewal options. Annual base rental payments are $142,092 during the current option term. For the second five-year option period, beginning January 1, 2000, the amount of the base rental payments will increase to $164,700 per annum. In addition to the base rents referred to above, the Corporation is required to pay its pro rata share of the Building's operating costs, including real estate taxes, water and sewer charges, equipment maintenance charges, exterior maintenance and upkeep, common area electric charges, trash removal, and certain other similar items. For 1996, the amount of such expenses was $31,080. The minimum allocable portion of the Building's operating costs will ultimately increase to $51,684 for the final year of the second option period. The additional 3,381 square feet are leased at an annual rate of approximately $58,660.

               A law firm in which Mr. O'Donoghue is a partner provided certain legal services to the Corporation and the Bank during 1996 and received compensation for its services in the aggregate amount of approximately $3,000.

               From time to time, companies with which certain of the other directors of the Corporation and the Bank are affiliated provide services to the Corporation and/or the Bank for which they are compensated.

               Certain of the directors and officers of the Bank, and companies with which they are associated, have and will enter into banking relationships and transactions with the Bank in the ordinary course of business. Any loans to such persons or commitments to make such loans are required by law to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. At December 31, 1996, the aggregate amount of such loans was $5,929,059 or 74% of total shareholder's equity. When appropriate, each such banking relationship and transaction has been or will be approved by the Bank's Board of Directors or an appropriate committee thereof with any interested director not voting on such transaction.

               Other Officers

               Set forth below is certain information with respect to Thomas J. Coletti and E. Cheryl Hinkle, the officers of the Corporation or the Bank who are not also directors of the Corporation or the Bank, including such officers' ages, principal employment prior to joining the Corporation and the Bank and the amount and percentage of the Corporation's Common Stock, if any, beneficially owned as of April 9, 1997.


                                                                                       Corporation's Common Stock
                                                                                           Beneficially Owned
                                                    Principal Occupation Prior          Directly or Indirectly,
Name/Position                             Age         to Joining Corporation           on                  , 1997
-------------                             ---         ----------------------           --------------------------
                                                                                                      Percent of
                                                                                        Amount        Outstanding
                                                                                        ------       ------------
Thomas J. Coletti                         43      Senior Vice President                9,082(1)           *
Executive  Vice President of the                  Progress Federal Savings
Bank                                              Bank, Plymouth Meeting,
                                                  PA, 1983 to March, 1990.
E. Cheryl Hinkle                          42      Banking/Financial                    4,020(2)           *
Senior Vice President of the Bank                 Consultant, CFC Financial
and Vice President of the                         Bank Services (subsidiary of
Company                                           PNC Financial Corp.),
                                                  Louisville, KY, August 1987 to
                                                  August 1988; Senior Vice
                                                  President, Century Bank,
                                                  Oklahoma City, OK, 1982 to
                                                  August, 1987.

------------------------
(1)  Includes 6,698 immediately exercisable Options.
(2)  Includes 3,603 immediately exercisable Options.
*    less than one (1%) percent

                                   PROPOSAL II

              ADOPTION OF THE CORPORATION'S 1997 STOCK OPTION PLAN


               The Board of Directors of the Corporation has approved, and proposed for submission for shareholder approval, the Madison Bancshares Group, Ltd. 1997 Stock Option Plan (the "Plan"). The Plan is intended to provide an incentive to employees (including employee directors), non-employee directors and independent contractors or consultants through the issuance of options to purchase shares of Common Stock. The approval of this Proposal II is a condition precedent to the implementation of the Plan.

               The Board of Directors believes that the Corporation's ability to grant awards under the Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of the Corporation's shareholders. The Board of Directors also believes that the Plan will contribute to the success of the Corporation by improving its ability to attract, motivate and retain key employees and directors.


Description of the Plan

               The Plan as proposed is set forth as Exhibit "A" to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit "A".

               General. The Plan, as proposed, provides for the issuance of options to purchase up to 500,000 shares of Common Stock. Persons eligible for participation in the Plan include key employees (including employees who also serve as directors), non-employee directors and independent contractors or consultants (collectively, "Participants"). As of April 9, 1997, all of the Corporation's full-time employees and non-employee directors, or a total of approximately 50 persons, would have been eligible to participate in the Plan. The Plan provides for the granting of options intended to qualify as Incentive Stock Options ("ISOs") and of nonqualified stock options ("NQSOs") as defined in
Section 422 of the Internal Revenue Code. NQSOs and ISOs are sometimes collectively hereinafter referred to as "Options".

               Administration. The Plan would be administered and interpreted by a committee of the Board (the "Committee") consisting of two or more persons ("Outside Directors") designated by the Board. The Committee has the full power to administer and interpret the Plan.

               Stock Options. Only officers and employees of the Company would be eligible to receive ISOs. All Participants may receive NQSOs. The exercise price of all Options granted would not be less than the Fair Market Value (as such term is defined in the Plan) of the Corporation's Common Stock on the date of grant or such higher price as the Committee may determine. On April 9, 1997, the closing price of the Corporation's Common Stock on the NASDAQ SmallCap Market was $10.50 per share. Options may be granted for a term of up to ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or relationship with the Corporation. In addition, in the event that the Corporation adopts a plan of reorganization pursuant to which it would merge into, consolidate with or sell its assets to any other corporation or entity, the Participant would (i) be required to exercise all such Options or (ii) consent to the conversion of such Options into options to purchase shares of the acquiring entity's shares or
(iii) receive the same consideration as received by other holders of the Corporation's Common Stock reduced by an amount equal to the exercise price of such Options. Options would be assignable or otherwise transferable to the extent permitted by applicable securities laws. The exercise price of an option would be payable in cash or by such other method as the Committee may approve. Shares subject to Stock Options granted under the Plan which have lapsed or terminated may be regranted under the Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the Plan. The Committee may also determine (i) circumstances upon which Stock Options would become immediately exercisable, (ii) to accelerate the exercisability of any Stock Options and
(iii) to extend the period of exercise upon termination of employment .

               No Options have been granted under the Plan pending shareholder approval, and the Corporation does not currently plan to grant any such Options until and unless the Plan is approved by the shareholders.

               Amendments. The Committee has the full authority to amend the Plan, subject to the consent of the Participants in certain instances.

               Federal Income Tax Consequences. The federal income tax consequences of an employee's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules and participants in the Plan should consult their own tax advisors regarding their particular situation.

               There are no federal income tax consequences to the Participant or the Corporation upon the grant of NQSOs. Upon the exercise of Options, the Participant will realize ordinary income in the amount by which the Fair Market Value of the option stock exceeds the exercise price of the Option. The Corporation is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the Participant at the time of exercise of NQSOs. The Participant's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the Participant recognizes ordinary income. If, at the time of issuance of the shares, the Participant is subject to the restrictions of
Section 16(b) of the Exchange Act, then the Participant generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of grant of the Option, based upon the difference between the Fair Market Value of the shares at such time and the exercise price.

               Except as provided below with respect to "disqualifying dispositions", there generally is no regular federal income tax consequences upon the exercise of an ISO. However, for purposes of computing any alternative minimum tax liability, the amount by which the Fair Market Value of the shares issuable under the Option at the time of exercise exceeds the option price (or other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the Option. The Company is not entitled to a deduction upon the exercise of an ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise, or within two years after the grant of the Option, generally will result in the recognition of long-term capital gain or loss in an amount equal to the difference between the amount realized from the sale and the Participant's tax basis in the shares, assuming that the shares were held as capital assets. The Company is not entitled to any tax deduction in such event. However, if the sale occurs within one year from the date of exercise or within two years from the date of grant (a "disqualifying disposition") the Participant will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares on the date of exercise of the Options over the option price (or the Participant's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the option price (or the Participant's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income (or any loss realized) will be a long-term or short-term capital gain (or loss), depending upon the length of time the shares were held and assuming that the shares were held as capital assets. If, at the time of issuance of the option shares, the Participant is subject to the restriction of Section 16(b) of the Exchange Act, then the Fair Market Value of shares acquired upon exercise of an ISO generally will be determined as of the later of (i) the time of exercise, or
(ii) the expiration of six months from the date of grant of the Option. The Company generally will be entitled to a tax deduction on a disqualifying disposition in the amount and at the time the ordinary income is recognized by the Participant assuming that such amount constitutes an ordinary and necessary business expense to the employer corporation.

               Section 162(m). Under Section 162(m) of the Code, The Corporation may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one taxable year. Total remuneration would include amounts received upon the exercise of Options.

               New Plan Benefits and Future Plan Benefits. Plan benefits (assuming that the Plan was in place during the 1996 fiscal year) to the Corporation's Chief Executive Officer, other executive officers and directors are not determinable because no Options were granted by the Corporation during the 1996 fiscal year. Similarly, Future Plan Benefits under the Plan are not determinable since grants of Options are at the discretion of the Committee.

Voting Required For Approval

               Approval of this Proposal II, the adoption of the Corporation's 1997 Stock Option Plan, requires the affirmative vote of a majority of the shares of the Corporation's Common Stock, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.


RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS

               THE PROPOSED PLAN IS INTENDED TO REPLACE THE COMPANY'S EXISTING STOCK OPTION PLAN WHICH WILL EXPIRE IN 1999. THE PROPOSED PLAN AND THE EXISTING PLAN ARE SUBSTANTIALLY SIMILAR IN THEIR TERMS EXCEPT THAT, AMONG OTHER THINGS, THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS TO BE GRANTED UNDER THE PROPOSED PLAN HAS BEEN INCREASED TO 500,000 FROM THE 9,860 SHARES WHICH REMAIN ISSUABLE UNDER THE EXISTING PLAN.

               THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                  PROPOSAL III

                         PROPOSAL TO RATIFY SELECTION OF
                            DELOITTE & TOUCHE LLP AS
                          INDEPENDENT PUBLIC ACCOUNTANT


               The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to examine and verify the accounts of the Corporation for the 1997 fiscal year, and to report thereon to the Board of Directors and the Shareholders. This selection will be submitted for ratification or rejection at the 1997 Annual Meeting.

               The Corporation's financial statements for the year ended December 31, 1996, were examined by Deloitte & Touche, independent public accountants. The Audit Committee of the Corporation's Board of Directors meets with representatives of Deloitte & Touche periodically to review the nature and scope of services performed by that firm.

               Deloitte & Touche has no interest in or relationship with the Corporation except in the capacity of independent public accountants, nor has that firm had any other interest or relationship with the Corporation in the past.

               Representatives of Deloitte & Touche are expected to be present at the 1997 Annual Meeting. Such representatives will have the opportunity at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate Shareholder questions.

RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS

               THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

               Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with the directors of the Board of Directors.

               PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


                                            By Order of the Board of Directors,

                                            /s/ Philip E. Hughes, Jr.
                                            ---------------------------------
                                            Philip E. Hughes, Jr.
                                            Secretary

                                    EXHIBIT A

                         MADISON BANCSHARES GROUP, LTD.
                             1997 STOCK OPTION PLAN


         1. Purpose of the Plan. The purpose of this 1997 Stock Option Plan ("Plan") of Madison Bancshares Group, Ltd. (the "Company"), is to promote the interests of the Company by providing incentives to (i) designated officers and other key employees of the Company and (ii) non-employee members of the Company's Board of Director, to attract and retain such persons and to encourage them to acquire or increase their proprietary interest in the Company and to maximize the Company's performance during the term of their employment or period of service with the Company.

         2. Definitions. As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) The "Committee" shall mean a committee composed of two or more members of the Board each of whom shall be an "Outside Director" (as such term is defined under the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) "Common Stock" shall mean the common stock, par value $1.00 per share of the Company, or if, pursuant to the adjustment provisions set forth in Section 12 hereof, another security is substituted for the Common Stock, such other security.

                  (d) "Fair Market Value" shall mean the fair market value of the Common Stock on the Grant Date (as hereinafter defined) or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the Nasdaq Stock Market National Market (the "NMS"), the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If on such date the Common Stock is traded in the over-the-counter market (but not on the NMS), the Fair Market Value shall be the average of the high bid and the low asked price on such date (or if there are no reported bid and asked prices on the Grant Date, then the average between the high bid price and the low asked price on the next preceding day for which such quotations exist). If the Common Stock is neither listed or admitted to trading on any stock exchange, quoted on the NMS or traded in the over-the counter market, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

                  (e) "Grant Date" shall mean the date on which an Option is granted.

                  (f) "Option" shall mean the right, granted pursuant to the Plan, to purchase one or more shares of Common Stock. "Incentive Stock Option" and "Nonqualified Stock Option" shall have the meanings ascribed to such terms in Section 422 of the Code.

                  (g) "Optionee" shall mean a person to whom an Option has been granted under the Plan.

                  (h) "Option Shares" shall mean the Common Stock issuable upon exercise of an Option.

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 500,000 shares of Common Stock (subject to adjustment as set forth in Section 11 hereof.) The Board shall determine from time to time whether all or part of such 500,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full, the shares subject to such Option will again become available for the grant of Options under the Plan.

         4. Administration of the Plan. The Plan shall be administered by the Committee.

                  (a) Subject to the provisions of the Plan, the Committee shall have full discretion and sole authority:

                           (i) To designate the officers, employees and
                  non-employee directors of the Company to whom Options will be granted, to determine whether an Optionee will be granted Incentive Stock Options or Nonqualified Stock Options, to designate the number of Option Shares to be issuable upon exercise of an Option, and to determine the time or times at which Options shall be granted;

                           (ii) Subject to Sections 6(a) and 7(a) hereof to
                  determine the exercise price of Options granted hereunder;

                           (iii) To interpret the Plan;

                           (iv) To promulgate, amend and rescind rules,
                  regulations, agreements and instruments relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

                           (v) To subject any Option to such additional terms
                  and conditions (not inconsistent with the Plan) as may be specified when granting the Option, including, without limitation, vesting and additional restrictions or conditions on the exercise of an Option;

                           (vi) To determine circumstances upon which Options
                  will become immediately exercisable and to accelerate the exercisability of any Option; and

                           (vii) To make all other determinations in connection
                  with the administration of the Plan.

                  (b) The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having interests in the Plan or in any Option granted under the Plan.

                  (c) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

         5. Eligibility. Optionees shall be selected by the Committee from among the officers, key full-time employees and non-employee directors of the Company.

         6. Incentive Stock Options. The following provisions shall apply solely with respect to Options which are specifically designated by the Committee as "Incentive Stock Options" at the time of grant:

                  (a) Option Exercise Price. The price (the "Exercise Price") at which Option Shares shall be purchased upon exercise of any Incentive Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date, except that if on the Grant Date an Optionee owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company, if any, then the Exercise Price of an Incentive Stock Option granted to such Optionee shall not be less than 110% of the Fair Market Value of such shares on the Grant Date and, notwithstanding Section 6(b) hereof, such Incentive Stock Option will cease to be exercisable five (5) years after the Grant Date.

                  (b) Term. Except as otherwise provided in Sections 6(a) and 10 hereof, each Incentive Stock Option granted hereunder will be exercisable for a term of ten (10) years from the Grant Date.

                  (c) Restriction on Exercise. The Fair Market Value (as determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company cannot be greater than $100,000.

         7. Nonqualified Stock Options. The following provision shall apply with respect to Options which are designated by the Committee as "Nonqualified Stock Options" at the time of grant:

                  (a) Option Exercise Price. The Exercise Price of a Nonqualified Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date.

                  (b) Term. Except as otherwise provided in Section 10 hereof, each Nonqualified Stock Option granted hereunder will be exercisable for a term of ten (10) years from the Grant Date.

                  (c) Designation. Any Option which is not specifically designated by the Committee as an Incentive Stock Option shall automatically be deemed to be a Nonqualified Stock Option.

         8. Vesting of Option. The vesting period, if any, for all Options granted hereunder shall commence on the Grant Date and shall end on the date or dates, determined by the Committee.

         9. Method of Exercise. Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of Option Shares to be purchased, the aggregate Exercise Price and shall be accompanied by payment in full of the Exercise Price for the number of Option Shares to be delivered, such payment to be by (i) a certified or bank cashier's check, (ii) by transfer to the Company of capital stock of the Company having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price, (iii) by notifying the Company to subtract from the number of Option Shares issuable to such Optionee, that number of Option Shares having a Fair Market Value equal to the aggregate Exercise Price, or (iv) any combinations of (i) - (iii). As soon as practicable thereafter, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Option Shares.

         10. Termination of Employment. Except as set forth below, in the event that an Optionee's employment terminates for any reason, any Options then exercisable shall automatically terminate sixty days after the date on which such employment terminates unless exercised.

                  (a) In the event that an Optionee's employment terminates by reason of retirement, the Committee shall have the right to extend the termination date of such Optionee's Options until the earlier of (x) three months after the date of retirement or (y) the date on which such Options would otherwise terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof.

                  (b) In the event that an Optionee's employment terminates by reason of disability, such Optionee's Options shall be extended to a date one year after the date of disability of the Optionee (such date to be determined by the Committee), but in any event not later than the date on which such Options would otherwise terminate pursuant to Sections 6(a), 6(b) and 7(d) hereof.

                  (c) In the event that an Optionee's employment terminates by reason of death, an Option exercisable by him shall terminate on the earlier of (i) one year after the date of death, and (ii) the date on which such Options would otherwise terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this
         Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any Option which is not (on the date of death) then exercisable.

         11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or the like, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Board to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share thereunder shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Board as to any adjustment shall be final and conclusive.

         12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that:

                  (a) the Company should adopt a plan of reorganization pursuant to which it shall merger into, consolidate with, or sell its assets to, any other corporation or entity (an "Acquiring Entity"), the Company may give an Optionee written notice thereof :

                           (i) requiring such Optionee to exercise his or her
                  Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date); or

                           (ii) requiring such Optionee to consent to the
                  conversion of such Options into an option to purchase the same number of shares of the Acquiring Entity's common stock as would have been received by the Optionee if the Optionee had exercised such Option; or

                           (iii) deeming such Options to have been exercised, in
                  which case the Optionee shall be entitled to receive the same consideration per share as received by other holders of the Company's stock but reduced by an amount equal to the Exercise Price.

                  (b) the Company adopts a plan of complete liquidation, the Company will give an Optionee written notice thereof requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date).

         Those Options which the Company requests to be exercised as set forth above and which shall not have been exercised in accordance with the provisions of the Plan at the end of such 30 day period will automatically lapse irrevocably and the Optionee will have no further rights with respect to such Options.

         13. Option Grant. Each grant of an Option under the Plan will be evidenced by an award agreement in such form as the Committee may from time to time approve. Such award agreement will contain such provisions as the Committee may in its discretion deem advisable, including, without limitation, additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the Option Agreement. Without limiting any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14), containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") any applicable State securities laws, and any other applicable law, regulation or rule.

         14. Investment Letter. If required by the Committee, each Optionee shall execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the distribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act, or (2) exempt from such registration in the opinion of Company counsel. If required by applicable securities laws, certificates representing shares of Common Stock issued upon exercise of Options will bear a restrictive legend.

         15. Requirement of Law. The granting of Options, the issuance of Option Shares upon the exercise of an Option, and the delivery of Option Shares upon the payment therefore shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges have been complied with.

         16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld or to take whatever action it deems necessary to protect the interests of the Company in respect to such tax obligations.

         17. Assignability. To the extent permitted by applicable securities laws or the Code, an Optionee may transfer those rights by will, by the laws of descent and distribution, by gift or as otherwise permitted by the Committee in its sole discretion.

         18. Optionee's Rights as Shareholder and Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an employee any right to continued employment nor shall it be deemed to give any employee any other right not specifically and expressly provided in the Plan.

         19. Termination and Amendment.

                  (a) Amendment. The Board may amend or terminate the Plan at any time, subject to the following limitations:

                           (i) the approval by the shareholders of the Company
                  will be required in respect of any amendment that (A) materially increases the benefits accruing to participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 11 above), (C) increases the maximum number of shares of Common Stock for which any Optionee may be granted options under this Plan or
                  (D) materially modifies the requirements as to eligibility for participation in the Plan; (E) modifies the provisions for determining the Fair Market Value; and

                           (ii) the Board shall not amend the Plan if such
                  amendment would cause any Option or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or an Incentive Stock Option or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code (including, without limitation, a reduction of the option price or an extension of the period during which an Incentive Stock Option may be exercised).

                  (b) Termination of Plan. The Plan will terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with approval of the stockholders.

                  (c) Termination and Amendment of Outstanding Grants. Except as otherwise provided in Section 12 hereof or in any award agreement evidencing the grant of an Option hereunder, a termination or amendment of the Plan that occurs after an Option has been granted shall not result in the termination or amendment of the Option unless the Optionee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Optionee which is consistent with the Plan.

         20. Shareholder Approval. This Plan is subject to the approval of this Plan by the holders of a majority of the shares of stock of the Company present or represented in proxy in a vote at a duly held meeting of the shareholders of the Company on May 20, 1997. If the Plan is not so approved by shareholders, the Plan shall automatically terminate and be of no force and effect. Subject to such approval, the effective date of the Plan shall be December 13, 1996.

         21. Miscellaneous.

                  (a) Substitute Grants. The Committee may grant an Option to an employee or a non-employee director of another corporation, if such person becomes an employee or non-employee director of the Company, by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company and such other corporation. Any Option so granted will be substituted for a stock option granted by the other corporation, but the terms and conditions of such Option may vary from the terms and conditions required by the Plan and from those of the option granted by the other corporation. The Committee shall determine the provisions of any Option so granted.

                  (b) Compliance with Law. The Plan, the exercise of Option and the obligations of the Company to issue shares of Common Stock upon exercise of Options shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke the grant of any Option if it is contrary to law or modify any Option to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this section.

                  (c) Sunday or Holiday. In the event, that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

                         MADISON BANCSHARES GROUP, LTD.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Shareholders - May 20, 1997
The undersigned shareholder of MADISON BANCSHARES GROUP, LTD. (the "Company"), revoking all previous proxies, hereby constitutes and appoints E. Cheryl Hinkle and Thomas J. Coletti, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 1997 at 3:00 P.M. at the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, Pennsylvania, 19422, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.   [ ] FOR all nominees for director named below.

     [ ]  WITHHOLD AUTHORITY to vote for all nominees for director named below.

     [ ] FOR all nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
          Nominees: Gary E. Daniels; Philip E. Hughes, Jr.; Kathleen A. Kucer, M.D.; and Blaine W. Scott III

2.   [ ] FOR approval of the Company's 1997 Stock Option Plan

     [ ]  AGAINST

     [ ]  ABSTAIN

3. [ ] FOR the ratification of the selection of Deloitte & Touche L.L.P. as the Company's independent auditor for 1997.

     [ ]  AGAINST

     [ ]  ABSTAIN

4. In their discretion, the proxies will vote on such other business as may properly come before the meeting.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR" THE APPROVAL OF THE 1997 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE SELECTION OF AUDITOR. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.
                                   (Continued and to be signed on opposite side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

     NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.


                                         Date __________________________, 1997


                                         _______________________________(SEAL)
                                         (Shareholder's Signature)

                                         _______________________________(SEAL)
                                         (Shareholder's Signature)


                                         _______________________________SHARES